EXHIBIT 10.1

AGREEMENT BY AND BETWEEN

CBC National Bank

Fernandina Beach, Florida

and

The Comptroller of the Currency

CBC National Bank, Fernandina Beach, Florida (“Bank”) and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

The Comptroller has found unsafe and unsound banking practices relating to the Bank’s increasing credit risk. Additional actions by the Board and management are needed to restore the Bank to a safe and sound condition.

In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1)

This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2)

This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3)

This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii). See 12 U.S.C. § 1831i.

(4)

This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

(5)

All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

Assistant Deputy Comptroller

North Florida Field Office

8375 Dix Ellis Trail, Suite 403

Jacksonville, FL 32256

ARTICLE II

CREDIT RISK

(1)

The Board shall continue to ensure Bank adherence to a written program to reduce the high level of credit risk in the Bank. The program shall include, but not be limited to:

(a)

procedures to strengthen credit underwriting, particularly in the commercial real estate (CRE) portfolio;

(b)

procedures to strengthen loan portfolio management, to include internal lending guidelines and concentration limits that control the Bank’s overall risk exposure to CRE, and a contingency plan to reduce or mitigate concentrations in the event of adverse market conditions, including a plan to limit CRE growth if concentrations become excessive;

(c)

procedures to maintain an adequate, qualified staff in all credit related functional areas, including the Bank’s special assets division;

(d)

procedures for continued strengthening of collections; and

(e)

an action plan to identify, measure, monitor and manage CRE concentration risk and future CRE growth.

(2)

The Board shall submit a copy of the program to the Assistant Deputy Comptroller.

(3)

At least quarterly, the Board shall prepare a written assessment of the Bank’s credit risk, which shall evaluate the Bank’s progress under the aforementioned program. The Board shall submit a copy of this assessment to the Assistant Deputy Comptroller.

ARTICLE III

CRITICIZED ASSETS

(1)

The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the ROE, in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners.

(2)

The Board shall continue to ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets criticized in the ROE, in any subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners as “doubtful,” “substandard,” or “special mention.” This program shall include, at a minimum:

(a)

an identification of the expected sources of repayment;

(b)

the appraised value of supporting collateral and the position of the Bank’s lien on such collateral where applicable;

(c)

an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

(d)

the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.

(3)

Upon adoption, a copy of the program for all criticized assets equal to or exceeding five hundred thousand dollars ($500,000) shall be forwarded to the Assistant Deputy Comptroller.

(4)

The Board, or a designated committee, shall conduct a review, on at least a monthly basis, to determine:

(a)

the status of each criticized asset or criticized portion thereof that equals or exceeds five hundred thousand dollars ($500,000);

(b)

management’s adherence to the program adopted pursuant to this Article;

(c)

the status and effectiveness of the written program; and

(d)

the need to revise the program or take alternative action.

(5)

A copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis in a format similar to Appendix A, attached hereto.

(6)

The Bank may extend credit, directly or indirectly, including renewals, extensions or capitalization of accrued interest, to a borrower whose loans or other extensions of credit are criticized in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners and whose aggregate loans or other extensions exceed five hundred thousand dollars ($500,000) only if each of the following conditions is met:

(a)

the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

(b)

a comparison to the written program adopted pursuant to this Article shows that the Board’s formal plan to collect or strengthen the criticized asset will not be compromised.

(7)

A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

ARTICLE IV

PROFIT PLAN

(1)

Within sixty (60) days, the Board shall review, revise as needed, and thereafter ensure Bank adherence to its written profit plan to improve and sustain the earnings of the Bank. This plan shall include, at minimum, the following elements:

(a)

identification of the major areas in and means by which the Board will seek to improve the Bank’s operating performance;

(b)

realistic and comprehensive budgets, including projected balance sheets and year-end income statements;

(c)

a budget review process to monitor both the Bank’s income and expenses, and to compare actual figures with budgetary projections;

(d)

a description of the operating assumptions that form the basis for major projected income and expense components;

(e)

an action plan to ensure the ongoing adequacy of capital and the availability of sources of additional capital; and,

(f)

plans to ensure the continued adequacy of the allowance for loan and lease losses, in accordance with the Allowance for Loan and Lease Losses of the Comptroller’s Handbook and OCC Bulletin 2006-47, “Interagency Policy Statement on the Allowance for Loan and Lease Losses.”

(2)

The budgets and related documents required in paragraph (1) above for 2009 shall be submitted to the Assistant Deputy Comptroller. The Board shall submit to the Assistant Deputy Comptroller annual budgets as described in paragraph (1) above for each year this Formal Agreement remains in effect. A preliminary budget for each year shall be submitted on or before November 30, of the preceding year. A final budget for each year shall be submitted on or before January 31 of the current year.

(3)

The Board shall forward comparisons of its balance sheet and profit and loss statement to the profit plan projections to the Assistant Deputy Comptroller on a quarterly basis.

ARTICLE V

BROKERED DEPOSITS

(1)

The Bank may not accept, renew, or roll over any Brokered Deposits (as defined by 12 C.F.R. § 337.6(a)(2) except that it shall not include reciprocal CDARS) that would cause the Bank’s level of Brokered Deposits to be in excess of ten percent (10%) of total deposits unless it has obtained a prior written determination of no supervisory objection from the Assistant Deputy Comptroller.

(2)

If the Bank seeks to acquire Brokered Deposits in excess of ten percent (10%) of total deposits, the Board shall apply to the Assistant Deputy Comptroller for written permission. Such application shall contain, at a minimum, the following:

(a)

the dollar volume, maturities, and cost of the Brokered Deposits to be acquired;

(b)

the proposed use of the Brokered Deposits, i.e., short-term liquidity or restructuring of liabilities to reduce cost;

(c)

alternative funding sources available to the Bank; and

(d)

the reasons why the Bank believes that the acceptance of the Brokered Deposits does not constitute an unsafe and unsound practice in its particular circumstances.

(3)

The Assistant Deputy Comptroller may require the submission of such additional information as necessary to make an informed decision. Upon consideration of the Bank’s application, the Comptroller will determine, in its sole discretion, whether the proposed acquisition of Brokered Deposits may be accomplished in a safe and sound manner, and it may prohibit or condition the Bank’s acquisition.

ARTICLE VI

COMPLIANCE COMMITTEE

(1)

Within fifteen (15) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Agreement.

(2)

The Compliance Committee shall meet at least monthly.

(3)

Within forty-five (45) days of the date of this Agreement and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)

a description of the action needed to achieve full compliance with each Article of this Agreement;

(b)

actions taken to comply with each Article of this Agreement; and

(c)

the results and status of those actions.

(4)

The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

ARTICLE VII

CLOSING

(1)

Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2)

It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(3)

Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4)

The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(5)

In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)

authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

(b)

require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

(c)

follow-up on any non-compliance with such actions in a timely and appropriate manner;

(d)

ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Agreement; and

(e)

require corrective action be taken in a timely manner of any noncompliance with such actions.

(6)

This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

/s/ Kennard L. Page		August 26, 2009
Kennard L. Page	Date
Assistant Deputy Comptroller
North Florida Field Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Christina H. Bryan	August 26, 2009
Christina H. Bryan	Date
/s/ Dennis O. Green	August 26, 2009
Dennis O. Green	Date
/s/ Mark B. Heles	August 26, 2009
Mark B. Heles	Date
/s/ James W. Holden, Jr.	August 26, 2009
James W. Holden, Jr.	Date
/s/ Ladson F. Howell	August 26, 2009
Ladson F. Howell	Date
/s/ James C. Key	August 26, 2009
James C. Key	Date
/s/ Robert B. Pinkerton	August 26, 2009
Robert B. Pinkerton	Date
/s/ Suellen Rodeffer Garner	August 26, 2009
Suellen Rodeffer Garner	Date
/s/ Michael Sanchez	August 26, 2009
Michael Sanchez	Date
/s/ Edward E. Wilson	August 26, 2009
Edward E. Wilson	Date
/s/ Marshall E. Wood	August 26, 2009
Marshall E. Wood	Date

APPENDIX A

CBC National Bank

Fernandina Beach, Florida

CRITICIZED ASSET REPORT AS OF: _____________________________________________________

______________________________________________________________________________________

BORROWER(S):

ASSET BALANCE(S) AND OCC RATING (SM, SUBSTANDARD, DOUBTFUL OR LOSS):

$________________

CRITICISM ______________________________

AMOUNT CHARGED OFF TO DATE _____________________________________________________

FUTURE POTENTIAL CHARGE-OFF _____________________________________________________

PRESENT STATUS (Fully explain any increase in outstanding balance; include past due status, nonperforming, significant progress or deterioration, etc.):

FINANCIAL AND/OR COLLATERAL SUPPORT (include brief summary of most current financial information, appraised value of collateral and/or estimated value and date thereof, bank’s lien position and amount of available equity, if any, guarantor(s) info, etc.):

PROPOSED PLAN OF ACTION TO ELIMINATE ASSET CRITICISM(S) AND TIME FRAME FOR ITS ACCOMPLISHMENT:

IDENTIFIED SOURCE OF REPAYMENT AND DEFINED REPAYMENT PROGRAM (repayment program should coincide with source of repayment):

Use this form for reporting each criticized asset that exceeds five hundred thousand dollars ($500,000) and retain the original in the credit file for review by the examiners. Submit your reports quarterly until notified otherwise, in writing, by the Assistant Deputy Comptroller.